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                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby makes, constitutes and appoints R. Jay Gerken, Christina T. Sydor, Lewis B. Daidone, Richard L. Peteka, Thomas C. Mandia, Rosemary D. Emmens and Harris Goldblat, and each and any one of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Director or Trustee of Smith Barney Aggressive Growth Fund Inc., Smith Barney Institutional Cash Management Fund Inc., Smith Barney Investment Funds Inc., Smith Barney Principal Return Fund, and Smith Barney Telecommunications Trust, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, the Securities Act of l934, as amended, and the Investment Company Act of 1940, as amended (collectively, the "Acts"), and the rules and regulations promulgated thereunder, including any registration statements (including post-effective amendments thereto) on Form N1-A or N-2 required to be filed with the SEC pursuant to the Acts.

     All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

     This Power of Attorney may be executed in multiple counterparts, each one of which shall be deemed an original, but which taken together shall constitute one instrument.

     This Power of Attorney shall be valid for the date hereof until revoked by me.

     IN WITNESS WHEREOF, I have executed this instrument as of the 20th day of September, 2002.


/s/ Paul R. Ades                        /s/ Frank G. Hubbard
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Paul R. Ades                            Frank G. Hubbard


/s/ Herbert Barg                        /s/ Jerome H. Miller
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Herbert Barg                            Jerome H. Miller


/s/ Dwight B. Crane                     /s/ Ken Miller
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Dwight B. Crane                         Ken Miller